Exhibit 10.2

OFFICE LEASE

1. PARTIES. This Lease (the “Lease”), dated January 3, 2023 (the “Effective Date”), is made by and between EML REALTY PARTNERS, LLC (herein called “Landlord”) and SOLLENSYS CORP., a Nevada corporation (herein called “Tenant” and together with Landlord, the “Parties” and each a “Party”).

2.	PREMISES, PARKING, AND OFFICE CENTER.

2.1 Premises. Landlord hereby leases to Tenant and Tenant leases from Landlord for the term and upon all of the conditions set forth herein, the 35,793 square foot building (the “Building”) together with that certain real property commonly known as 1470 Treeland Boulevard SE, Palm Bay, Florida 32909 (the “Premises”). The Premises, the Building and the land upon which the same are located along with all other buildings and improvements thereon, are herein collectively referred to as the “Office Center”.

2.2 Vehicle Parking. Tenant shall be entitled to non-exclusive use of available parking spaces on those portions of the Office Center designated by Landlord for general parking.

2.3 Intentionally Deleted

2.4 Rules and Regulations. Landlord shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations with respect thereto. Tenant agrees to abide by and conform to all such rules and regulations and to cause its employees, suppliers, shippers, customers, and invitees to so abide and conform.

2.5 Office Center - Changes. For the avoidance of doubt, Landlord shall have the right to modify the parking area, drive aisle and related improvements; provided however, any such modification or improvement shall not unreasonably interfere with Tenant’s use and occupancy of the Premises for the Permitted Use (as hereinafter defined).

3.	TERM

3.1 Term. The Term of this Lease shall be for sixty (60) months (the “Term”), commencing on [INSERT DATE OF CLOSING OF CONTRACT BETWEEN LL AND T] (for this purpose known as the “Commencement Date”) and expiring the last day of the month that is sixty (60) months after the Commencement Date (the “Expiration Date”), unless extended or sooner terminated pursuant to any provision hereof.

3.2 Intentionally Deleted

3.3 Intentionally Deleted

4.	RENT.

4.1 Base Rent. Tenant shall pay to Landlord as base rental (“Base Rent” and together with all Additional Rent and other amounts due from Tenant to Landlord hereunder, “Rent”) for the Premises, monthly payments in accordance with the following schedules, in advance, on the first day of each month of the Term hereof, commencing as of the Commencement Date.

MONTHS	ANNUAL BASE RENT	MONTHLY BASE RENT
1-12	$308,000.00	$25,666.67
13-24	$317,240.00	$26,436.67
25-36	$326,757.20	$27,229.77
37-48	$336,559.92	$28,046.66
49-60	$346,656.72	$28,888.06

Annual Base Rent calculations are based on full payments of Monthly Base Rent and three percent (3%) annual increases.

a. Base Rent for any period during the Term hereof which is for less than one month shall be a pro rata portion of the monthly installment. Rent shall be payable in lawful money of the United States to Landlord via ACH / direct deposit to:

Name of Bank:
ABA Routing No.:
Name on Account:
Account No.:
Account Type:	Checking ☐ or Savings ☐

Or via check to such other persons or at such other places as Landlord may from time to time designate in writing.

b. The payments described above do not include sales tax. In addition to the Rent, as defined herein, Tenant shall be responsible for and pay all applicable sales tax on the Rent at the then current promulgated rate by the State of Florida, which is currently 7.0% in Brevard County.

4.2 Operating Expenses. Tenant shall pay to Landlord during the Term hereof, in addition to the Base Rent, and at the same time that Base Rent is due, all Operating Expenses during each calendar year of the Term of this Lease (the “Additional Rent”), in accordance with the following provisions:

(a) Intentionally Deleted.

(b) “Operating Expenses” shall include, without limitation, Real Property Taxes (defined below), Insurance Premiums (defined below), Permitted Capital Expenditures (defined below) amortized on a straight-line basis over the useful life of the associated item, and an asset management fee.

As used herein, “Permitted Capital Expenditures” means capital improvements or expenditures that are (i) required by laws and regulations mandated after the Effective Date, (ii) which would be properly capitalized under generally accepted accounting principles, consistently applied, or (iii) reasonably expected and intended to reduce Operating Expenses.

(c) “Insurance Premiums” shall mean the cost of the premiums for the liability insurance to be maintained by Landlord under Section 7.2 hereof and the property insurance policy to be maintained by Landlord under Section 7.3 hereof.

(d) Intentionally Deleted.

(e) An amount shall be estimated by Landlord from time to time of the Operating Expenses and the same shall be payable monthly during each twelve-month period of the Term, on the same day as the Base Rent is due hereunder. Landlord shall deliver to Tenant within ninety (90) days after the expiration of each calendar year a certified statement showing the actual Operating Expenses incurred during the preceding year. If Tenant’s payments under this Section 4.2(e) during said preceding year exceed the Operating Expenses as indicated on said statement, Tenant shall be entitled to credit the amount of such overpayment against Tenant’s payment of Operating Expenses next falling due or refunded to Tenant with such statement if such statement is received after the Expiration Date. If Tenant’s payments under this paragraph during said preceding year were less than the Operating Expenses as indicated on said statement, Tenant shall pay to Landlord the amount of the deficiency within thirty (30) days after receipt of such statement from Landlord to Tenant. The provisions of this Section 4.2(e) shall survive the expiration or earlier termination of this Lease.

(f) Tenant shall have the right, for a period of three (3) months after receipt of the annual statement, by delivering a written request to Landlord, to review copies of the receipts establishing Operating Expenses to Tenant; provided, however, that Tenant agrees to pay all costs associated with such review, unless such review reveals Tenant was overcharged by more than ten percent (10%), in which case Landlord shall pay such costs. Any such inspection shall be subject to the following conditions: (i) only one (1) such inspection may be performed in any calendar year or one (1) inspection for each reconciliation, (ii) any such inspection shall be conducted by Landlord providing the applicable documentation to Tenant via email or an electronic portal such as Dropbox, (iii) in no event shall Tenant’s rights hereunder relieve Tenant of its obligation to pay all amounts due as and when provided in this Lease, (iv) Tenant will not disclose, but will keep in strict confidence, the information furnished to Tenant by Landlord, but nothing herein shall prohibit Tenant from making such disclosures as necessary to Tenant’s employees, agents, attorneys, and accountants, or if required by court order or subpoena; (v) such review is conducted by a professional accounting firm with substantial experience reviewing operating expenses and that is not paid on a contingency basis; and (vi) in no event shall Tenant be entitled to conduct such inspection if Tenant is then in Material Default. In the event Landlord disputes the results of Tenant’s inspection, the parties shall negotiate in good faith to resolve such discrepancy.

5.	USE AND COMPLIANCE.

5.1 Permitted Use. The Premises may be used for office use only, in compliance with all applicable laws and regulations, and for no other use (“Permitted Use”). Tenant shall be responsible, at Tenant’s sole cost and expense, for obtaining and maintaining all permits, licenses, and approvals required to operate the Premises for the Permitted Use.

5.2 Compliance with Law.

(a) Tenant shall, at Tenant’s expense, comply promptly with any covenants, conditions or restrictions of record, or any applicable building code, regulation or ordinance, including, but not limited to, Americans with Disabilities Act of 1990 (“ADA”), including changes made by the ADA Amendments Act of 2008 (P.L. 110-325), which became effective on January 1, 2009 or any applicable laws (collectively, “Laws”) becoming effective during the Term or any part of the Term hereof. Tenant shall neither use nor permit the use of the Premises in any manner that will create waste or a nuisance, violate Laws or, if there shall be more than one tenant in the Building containing the Premises, shall disturb other tenants. Further, Tenant shall not place any load on any floor in the Premises or attach anything to the Premises that exceeds the load per square foot which the floor or other surface was designed to carry, and Tenant shall not connect any machinery or other item to the electricity that would overload the electrical capacity for the Premises.

(b) Tenant shall not cause, permit or allow any Hazardous Material to be placed, stored, dumped, dispensed, released, discharged, used, sold, transported, or located on or within any portion of the Premises or the Office Center by Tenant or its servants, agents, employees, contractors, subcontractors, licensees, assignees, other than de minimis amounts customarily used in Tenant’s business and in full compliance with Laws. Tenant shall immediately notify Landlord of the existence of any Hazardous Materials or violation of Environmental Laws with respect to the Office Center. Tenant agrees to promptly clean up any Hazardous Materials which are placed in the Premises or the Office Center by Tenant or its servants, agents, employees, contractors, subcontractors, licensees, assignees or subtenants and to remediate and remove any such contamination relating to the Premises or the Office Center, as appropriate, at Tenant’s cost and expense, in compliance with all Laws then in effect and to Landlord’s satisfaction, at no cost or expense to Landlord. Failure by Tenant to immediately remediate any such hazardous condition or to otherwise comply with the provisions of this Section 5.2(b) shall constitute a Material Default under this Lease. Tenant agrees to indemnify, defend and hold Landlord and Landlord’s partners, officers, directors, members, affiliates, employees and agents harmless from any costs, expenses, attorneys’ fees or liabilities arising from or relating to any Hazardous Materials which are placed in the Premises or the Office Center by Tenant or its servants, agents, employees, contractors, subcontractors, licensees, assignees or subtenants and to any claims of Tenant’s violations of law, including without limitation laws pertaining to occupational hazards or the environment. The provisions of this Section 5.2(b) shall survive the termination or earlier expiration of this Lease. “Environmental Laws” shall mean any and all applicable Laws, and judicial opinions (federal, state, or local) pertaining to Hazardous Materials or that otherwise deal with, or relate to, air or water quality, air emissions, soil or ground conditions or other environmental matters of any kind. “Hazardous Materials” shall mean any waste, material or substance (whether in the form of liquids, solids or gases, and whether or not airborne) that is or may be deemed to be or include a pesticide, petroleum, asbestos, polychlorinated biphenyl, radioactive material, urea formaldehyde or any other pollutant or contaminant that is or may be deemed to be hazardous, toxic, ignitable, reactive, corrosive, dangerous, harmful or injurious, or that presents a risk to public health or to the environment, and that is or becomes regulated by any Environmental Laws.

5.3 Condition of Premises.

(a) Immediately prior to the Commencement Date the Tenant was the owner of the Premises, and accordingly the Premises shall be delivered to Tenant on the Commencement Date in its AS-IS, WHERE-IS condition, with all faults, if any. Other than Landlord’s express obligations under this Lease, Landlord shall have no obligations to maintain, repair or replace the Premises or any portion thereof.

(b) Tenant hereby accepts the Premises AS-IS, WHERE-IS, and in its present condition existing as of the Commencement Date of this Lease or the date that Tenant takes possession of the Premises, whichever is earlier.

6.	MAINTENANCE, REPAIRS AND ALTERATIONS.

6.1 Landlord’s Obligations. Except as otherwise provided herein, Landlord shall not be responsible for any maintenance, repair, replacement, or any other service needed in the Premises, Building, and Office Center as a whole.

6.2 Tenant’s Obligations.

(a) Tenant, at Tenant’s sole cost and expense, shall keep all portions of the exterior and interior of the Premises, Building, and Office Center in good and working order and repair as determined by Landlord in Landlord’s sole and absolute discretion. This includes, but is not limited to, keeping the roof, foundations, structural integrity, interior walls and surfaces and interior of the Building in good order, condition and repair, and in full compliance with applicable Laws, including, but not limited to, windows, doors and plate glass, floors, loading docks (whether interior or exterior), rollup doors (interior and exterior) and associated improvements (including doors) serving the Building, Tenant’s signs, pest control, janitorial and any damage to the Premises, Building or Office Center resulting from the action or inaction of Tenant or any Tenant Party. At Tenant’s sole cost and expense, Tenant also shall be responsible for keeping the Office Center clean and free of trash and maintaining and replacing, as necessary, its signs, utility installations, mechanical systems, plumbing systems, and the electrical systems and HVAC equipment (and Tenant must have a quarterly maintenance contract for its HVAC equipment from a contractor reasonably acceptable to Landlord). Tenant, at Tenant’s cost, shall also keep in good order, condition and repair the paving, driveways, fencing, parking areas, sidewalks, and landscaping at the Office Center.

(b) If Tenant fails to perform Tenant’s obligations under this Section 6.2 or under any other provision of this Lease, Landlord may (but is not obligated to) at Landlord’s option, enter upon the Premises after prior written Notice to Tenant (except in the case of emergency, in which case no Notice shall be required), perform such obligations on Tenant’s behalf and put the Premises in good order, condition and repair, and the cost thereof, together with interest at ten percent (10%) per annum, shall be due and payable as additional Rent to Landlord within thirty (30) days after Tenant’s receipt of an invoice therefor.

(c) On the last day of the Term hereof, or on any sooner termination of this Lease, Tenant shall surrender the Premises to Landlord in a substantially similar condition as received, broom clean and free of debris, but ordinary wear and tear, additions and alterations approved by Landlord, and damage by fire or casualty or the elements excepted. Tenant shall be permitted to remove Tenant’s machinery, equipment, trade fixtures and furnishings; provided, however, that, in removing same, Tenant shall, at its expense, repair in a good and workmanlike manner any damage to the Premises caused by such removal in a manner such as to restore the area so affected to substantially the same condition as would have existed had such trade fixtures and equipment not been installed.

(d) In the event any Major Repair (as hereinafter defined) is required at the Office Center, Tenant shall immediately develop a proposal to carry out the Major Repair and submit to Landlord the same (“Major Repair Proposal”). A Major Repair Proposal shall include, but not be limited to, details pertaining to the contractors to be used, the cost of the operation, the estimated time of completion, and all other information requested by Landlord. Landlord will respond to the Major Repair Proposal within ten (10) business days of receipt by either granting or withholding its consent, in its sole and absolute discretion. For purposes of this Lease, a “Major Repair” is any event that requires the repair or replacement of the: (i) roof of the Building; (ii) foundations of the Building; (iii) any other structural portions of the Building; (iv) any mechanical, electrical, plumbing or other Building system; or (v) is estimated to cost over $10,000.00. For the avoidance of doubt, Tenant is responsible for all costs and expenses related to any such Major Repair. All work performed at the Office Center, including without limitation, a Major Repair, must be performed in compliance with the terms and conditions set forth in Section 6.3 hereof.

6.3 Alterations and Additions.

(a) Tenant shall not make any alteration, improvement or addition in, on or about the Premises without Landlord’s prior written consent which shall not be unreasonably withheld or delayed. In any event, Tenant shall make no alteration, improvement, or addition to the exterior of the Premises, the Building’s structure or the Building Systems without Landlord’s prior written consent, in Landlord’s sole and absolute discretion. Should Tenant make any alteration, improvement, or addition without the prior approval of Landlord, Landlord may require that Tenant remove any or all of the same at Tenant’s sole cost and expense.

(b) Any alterations, improvements, or additions in or about the Premises which Tenant shall desire to make, and which requires the consent of Landlord, shall be presented to Landlord in written form with proposed detailed plans. If Landlord shall give its consent, the consent shall be deemed conditioned upon Tenant acquiring a permit to perform the work from appropriate governmental agencies, if required. Tenant shall furnish a copy of the permit to Landlord prior to commencement of the work, and Tenant shall comply with all conditions of said permit in a prompt and expeditious manner.

(c) Tenant shall give Landlord not less than ten (10) days’ Notice prior to the commencement of any work in, on or about the Premises, other than emergency repairs, and Landlord shall have the right to post notices of non-responsibility in, on or about the Premises as provided by law. Tenant shall pay, when due, all claims for labor or materials furnished to or for Tenant at or for use in the Premises. Tenant shall not cause or allow the Premises, the Building or the Office Center to become subject to any lien or any claim of lien, charge or encumbrance whatsoever arising from the action or inaction of Tenant or any Tenant Party (defined below). If any such lien or claim of lien is filed, Tenant shall discharge or bond the same within ten (10) business days after filing. If Tenant shall fail to do so, such failure shall be a Material Default by Tenant hereunder and shall not be subject to Notice or cure. Further, in addition to any remedies of Landlord hereunder, Landlord may bond or pay the lien or claim for the account of Tenant, without inquiring into the validity thereof, and such bond or payment plus any expenses, including attorneys’ fees incurred by Landlord, together with interest at ten percent (10%) per annum, shall be deemed additional Rent due from Tenant to Landlord payable on demand.

(d) All alterations, improvements, and additions which may be made on the Premises shall become the property of Landlord and remain upon and be surrendered with the Premises at the expiration of the Term; provided, however, Tenant’s machinery, equipment, trade fixtures and furnishings shall remain the property of Tenant and may be removed by Tenant subject to the provisions of Section 6.2(c) hereinabove. Further, if Landlord so advises Tenant at the time of Landlord’s approval of plans for any alterations, improvements or additions, Tenant shall remove the same and restore any damage caused thereby upon the expiration or earlier termination of this Lease as part of Tenant’s surrender of the Premises in accordance with the terms hereof.

(e) Nothing in this Lease, nor any action or inaction by Landlord, shall be deemed or construed in any way as constituting a request by Landlord, expressed or implied, to any contractor, subcontractor, laborer, materialmen, supplier or mechanic for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration addition, repair or demolition of or to the Premises or any part thereof. In accordance with the applicable provisions of Florida Statutes Chapter 713, Tenant has no authority to and shall not create any liens for labor or material on or against the Office Center or any interest therein, and no such liens shall extend to the interest of Landlord the Premises under any circumstances. Tenant agrees to notify all contractors, subcontractors, laborers, materialmen, suppliers or mechanics, involved with work or improvements on the Premises that such party must look only to Tenant or Tenant’s other property interests for payment. All contractors, subcontractors, laborers, materialmen, suppliers or mechanics may be put on notice of this Section by the recordation, at Landlord’s option, of a notice or memorandum of this lease in accordance with Florida Statutes 713.10 in the Public Records of Brevard County and Tenant shall cause all contractors, subcontractors and suppliers which provide labor and/or materials to the Premises to be provided with notice, prior to and as a condition of the performance of any labor or delivery of any materials to the Premises, or take such action as Landlord may request to inform and notify all contractors, subcontractors and suppliers which provide labor and/or materials to the Premises that Landlord has elected, in accordance with Florida Statutes 713.10, to prohibit Tenant and all contractors, subcontractors and suppliers which provide labor and/or materials to the Premises on Tenant’s behalf from attaching any lien for labor thereon or materials furnished. Notwithstanding the foregoing, Tenant shall cause any mechanics’ or materialmen’s liens incurred as a result of construction work or labor performed or materials furnished by or at the direction of Tenant to be promptly paid, bonded or otherwise discharged, and hereby agrees to indemnify and hold Landlord harmless from any cost or expense occasioned thereby. If any such lien remains of record after thirty (30) days’ notice from Landlord to Tenant to remove same, then Landlord may bond, discharge or satisfy same in such manner as it deems appropriate and charge the costs and expenses thereof, including, without limitation, reasonable attorneys’ fees, to Tenant, and Tenant shall pay same to Landlord upon demand. This section shall survive the expiration or earlier termination of the Lease.

7.	INSURANCE; INDEMNITY.

7.1 Liability Insurance – Tenant. Tenant shall, at Tenant’s expense, obtain and keep in force during the Term of this Lease:

(a) Commercial General Liability insurance, including Contractual Liability, with coverage in amounts not less than $1,000,000 for Bodily Injury and Property Damage Liability each occurrence, $1,000,000 for Personal and Advertising Injury Liability, $2,000,000 General Aggregate and $1,000,000 Products and Completed Operations Aggregate naming Landlord, Landlord’s management agent (if any) and, if required, Landlord’s lender, as additional insureds by endorsement unless Tenant’s primary policy provides such coverage;

(b) causes of loss – special form insurance, including coverage for all plate glass in or on the Premises;

(c) $1,000,000 Automobile Liability insurance for Owned, Hired, and Non- Owned vehicles; and

(d) Workers compensation insurance as required by applicable law

The policy shall insure performance by Tenant of the indemnity provisions of this Section 7. The limits of said insurance shall not, however, limit the liability of Tenant hereunder. Landlord shall be shown as an additional insured on such policy and Tenant shall provide Landlord with a current certificate of insurance on an annual basis.

7.2 Liability Insurance – Landlord. Landlord shall obtain and keep in force during the Term of this Lease a policy of combined single limit bodily injury and property damage insurance, insuring Landlord, but not Tenant, against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto in an amount not less than $1,000,000.00 per occurrence.

7.3 Property Insurance. Landlord shall obtain and keep in force during the Term of this Lease, a special form, including the perils of fire and extended coverage, policy or policies of insurance covering loss or damage to the Office Center, but not Tenant’s fixtures, equipment or tenant improvements, in an amount equal to the full replacement cost of like type and quality construction, as the same may exist from time to time, providing protection against all perils included within the classification of fire, wind, extended coverage, vandalism and malicious mischief. Tenant will either insure or self-insure Tenant’s machinery, equipment, trade fixtures, furnishings and inventory.

7.4 Insurance Policies. Insurance required hereunder shall be in companies holding a “General Policyholder’s Rating” of at least A- VIII, or such other rating as may be required by a lender having a lien on the Premises, as set forth in the most current issue of “Best’s Insurance Guide”. The insuring party will use its best efforts to furnish evidence of said renewal certificates within thirty (30) days of the expiration date thereof. All of the insurance requirements set forth herein on the part of Tenant to be observed shall be deemed satisfied if covered under a blanket insurance policy complying with the limits, requirements and criteria contained in this Section 7.

7.5 Waiver of Subrogation. Tenant and Landlord each hereby release and relieve the other, and waive their entire right of recovery against the other, for loss or damage to the waiving party, or to its property or the property of others under its control, arising out of or incident to a peril insured against herein, including deductibles, at the time of such loss or damage, which peril occurs in, on or about the Premises, whether due to the negligence of Landlord or Tenant or their respective agents, employees, contractors or invitees. Landlord and Tenant shall cause each of their respective insurance policies to provide that the insurance company waives all rights of recovery by way of subrogation against either Landlord or Tenant in connection with any damage covered by any such policy.

7.6 Indemnity by Tenant. Except for the willful misconduct or gross negligence of Landlord or Landlord’s agents, employees, representatives or invitees, but subject to the provisions of Section 7.5 hereinabove, Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims of third parties arising from (a) any breach of or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, (b) any act, omission, fault or negligence of Tenant, Tenant’s agents, contractors, employees, representatives or invitees (collectively, “Tenant Parties” and each a “Tenant Party”), (c) Tenant’s use of the Premises, (d) the conduct of Tenant’s business, or (e) any activity, work or things done, permitted or suffered by Tenant in or about the Premises by Tenant or any Tenant Party, and from and against all costs, attorneys’ fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon. In case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon Notice from Landlord, shall defend the same at Tenant’s expense with counsel reasonably acceptable to Landlord. The liability of Tenant, and any indemnities provided by Tenant, shall not extend to hazardous materials that were not placed in, on or about the Premises by Landlord, or by any Landlord Party.

7.7 Indemnity by Landlord. Except for any act, omission, fault or negligence of Tenant or any Tenant Party, but subject to the provisions of Section 7.5 hereinabove, Landlord shall indemnify and hold harmless Tenant from and against any and all claims arising from any breach of or default in the performance of any obligation on Landlord’s part to be performed under the terms of this Lease, and from claims by third parties arising out of Landlord’s ownership, use and maintenance of the Office Center. Subject to the provisions of Section 7.5, Landlord shall further indemnify and hold harmless Tenant from and against any gross negligence of Landlord, or any of Landlord’s officers, agents, contractors, licensees, or employees, and from and against all costs, attorneys’ fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon. In case any action or proceeding be brought against Tenant by reason of any such claim, Landlord, upon Notice from Tenant, shall defend the same at Landlord’s expense. The liability of Landlord, and any indemnities provided by Landlord, shall not extend to hazardous materials that were placed in, on or about the Premises by Tenant or any Tenant Party.

8.	DAMAGE OR DESTRUCTION.

8.1 Definitions.

(a) “Premises Partial Damage” shall herein mean damage or destruction to less than seventy-five percent (75%) of the square footage of the Premises as same existed immediately prior to such damage or destruction.

(b) “Premises Total Destruction” shall herein mean damage or destruction to more than seventy-five percent (75%) of the square footage of the Premises as same existed immediately prior to such damage or destruction.

(c) “Office Center Buildings” shall mean all of the buildings on the Office Center site.

(d) “Office Center Buildings Total Destruction” shall mean destruction to more than seventy-five percent (75%) of the Building.

(e) “Insured Loss” shall herein mean damage or destruction which was caused by an event required to be covered by the insurance described in Section 7.

(f) “Uninsured Loss” shall herein mean damage or destruction which was caused by an event or casualty which is not required to be covered by the insurance described in Section 7, and which is in fact not covered by any insurance policies obtained by Landlord and/or Tenant.

8.2 Premises Partial Damage – Insured Loss. Subject to the provisions of Sections 8.5 and 8.6, if at any time during the Term of this Lease there is damage which is an Insured Loss and which falls into the classification of Premises Partial Damage, then Landlord shall, at Landlord’s sole cost, but subject to receipt of the insurance proceeds, repair such damage, as soon as reasonably possible and this Lease shall continue in full force and effect.

8.3 Premises Partial Damage – Uninsured Loss. Subject to the provisions of Sections 8.5 and 8.6, if at any time during the Term of this Lease there is damage which is an Uninsured Loss and which falls within the classification of Premises Partial Damage, which damage prevents Tenant from using a portion of the Premises, Landlord may at Landlord’s option either (i) repair such damage as soon as reasonably possible, at Landlord’s expense, in which event this Lease shall continue in full force and effect, or (ii) if the damage affects a material portion of the Premises, give Notice to Tenant, within thirty (30) days after the date of the occurrence of such damage, of Landlord’s intention to cancel and terminate this Lease as of the date of the occurrence of such damage.

8.4 Premises Total Destruction, Office Center Buildings Total Destruction. If at any time during the Term of this Lease there is damage, whether or not an Insured Loss (including destruction required by any authorized public authority), which falls into the classification of Premises Total Destruction, or Office Center Buildings Total Destruction, this Lease shall automatically terminate as of the date of such total destruction, unless Landlord elects, in Landlord’s sole and absolute discretion, to complete repair of the Premises within nine (9) months after the date of the casualty.

8.5 Damage Near End of Term. If at any time during the last six (6) months of the Term of this Lease there is damage, whether or not an Insured Loss, which damage results in the loss of use of more than 25% of the Premises, either Landlord or Tenant may at its option cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to the other of its election to do so within thirty (30) days after the date of occurrence of such damage.

8.6 Abatement of Rent; Tenant’s Remedies.

(a) In the event of damage described in Section 8.2 or 8.3 in which this Lease remains in effect, the Rent payable hereunder for the period during which such damage, repair or restoration continues shall be abated in proportion to the degree to which Tenant’s use of the Premises is impaired.

(b) If Landlord shall be obligated to repair or restore the Premises under the provisions of this Section 8 and shall not commence such repair or restoration within a reasonable amount of time or shall fail to use commercially reasonable diligence and complete such repair or restoration within three hundred sixty five (365) days thereafter (or such reasonably longer time as may be determined by the circumstances), Tenant may, at Tenant’s option, cancel and terminate this Lease by giving Landlord Notice of Tenant’s election to do so. In such event this Lease shall terminate as of the later of (i) the date of such Notice and (ii) the date that Tenant surrenders the Premises as required hereunder.

8.7 Termination – Advance Payments. Upon termination of this Lease pursuant to this Section 8, an equitable adjustment shall be made concerning advance Rent and any advance payments made by Tenant to Landlord under this Lease and the same together with the Security Deposit shall be returned to Tenant along with the notice of termination.

8.8 Waiver. Landlord and Tenant waive the provisions of any statutes which relate to termination of leases when leased property is destroyed and agree that such event shall be governed by the terms of this Lease.

9.	REAL PROPERTY TAXES.

9.1 Payment of Tax. Landlord shall pay prior to delinquency all Real Property Tax, as defined in Section 9.2, applicable to the Office Center, subject to reimbursement pursuant to Section 4.2 hereinabove.

9.2 Intentionally Deleted

9.2 Definition of “Real Property Tax”. As used herein, the term “Real Property Tax” shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes), as may from time to time be increased, adjusted or reassessed, that are imposed on the Premises by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agriculture, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Landlord in the Premises or in the real property of which the Premises or the Office Center are a part, as against Landlord’s right to rent, and as against Landlord’s business of leasing the Premises. The term “Real Property Tax” shall also include any tax, fee, levy, assessment or charge (i) in substitution of, partially or totally, any tax, fee, levy, assessment or charge hereinabove included within the definition of “real property tax”, or (ii) the nature of which was hereinbefore included within the definition of “real property tax”.

9.3 Intentionally Deleted

9.4 Personal Property Taxes. Tenant shall pay prior to delinquency all taxes assessed against and levied upon machinery, trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises. When possible, Tenant shall cause said machinery, trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord.

9.5 Real Property Tax Relief and Reassessment. Should Landlord receive any reduction of Real Property Taxes for a period included within the Term, Landlord shall use such reduced amount (net of costs incurred by Landlord in obtaining such reduction) to calculate Real Property Taxes for such adjusted period.

10. UTILITIES. Tenant shall pay for all utilities and services supplied to the Office Center, together with any taxes thereon.

11. ASSIGNMENT AND SUBLETTING. Tenant may not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Tenant’s interest in this Lease, or in the Premises, to any party without first obtaining the prior written consent of Landlord. Landlord’s consent to any proposed sublease or assignment shall not be unreasonably withheld, conditional or delayed. Landlord shall be deemed reasonable in withholding its consent to an Assignment for any of the following reasons: (i) the proposed assignee or subtenant is not creditworthy or is less creditworthy than Tenant as of the Effective Date, in Landlord’s judgment, even if Tenant has a satisfactory credit rating; (ii) the proposed assignee or subtenant is a person or entity with whom the Landlord is then negotiating, has negotiated with within the previous six (6) months, or currently is a tenant within the Office Center, unless no other comparable space in the Office Center is then available; and/or (iii) the proposed assignee or subtenant is not an established and reputable business. In the event Landlord does not respond to Tenant’s request within said ten (10) business day period, then Landlord shall be deemed to have rejected such assignment, transfer, mortgage, sublease or encumbrance. Tenant shall pay a $2500 fee for legal review in connection with any assignment or sublease. Landlord shall have the sole and absolute right to fifty percent (50%) of any and all amount paid or payable by any assignee or subtenant with respect to the Premises in excess of the Rent payable by Tenant.

No subletting or assignment shall release Tenant or Tenant’s obligations hereunder, or alter the primary liability of Tenant to pay Rent and to perform all other obligations to be performed by Tenant hereunder, unless otherwise released in writing by Landlord; provided, however, that, any subsequent amendment or modification to this Lease to increase Tenant’s obligations hereunder entered into between Landlord and any assignee or sublessee of Tenant shall be unenforceable against Tenant unless the written consent of Tenant shall have first been obtained. Notwithstanding anything to the contrary in this Lease, the option granted under Section 3.3 herein is personal to Tenant and cannot be assigned or exercised by any person or entity other than said Tenant.

The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof.

12.	DEFAULTS; REMEDIES.

12.1 Defaults by Tenant. The occurrence of any one or more of the following events shall constitute a “Material Default” and breach of this Lease by Tenant.

(a) The abandonment of the Premises by Tenant without the payment of Rent and performance of Tenant’s other obligations under this Lease.

(b) The failure by Tenant to make any payment of Rent or any other payment required to be made by Tenant hereunder, as and when due; provided, however, that for the first such default in any calendar year, Landlord shall provide Tenant written notice and Tenant shall have a ten (10) day cure period therefrom.

(c) Except as otherwise addressed in this Section 12.1, the failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant where such failure shall continue for a period of thirty (30) days after the receipt of Notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commenced such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion for a period of up to sixty (60) days.

(d) If Tenant makes a general assignment for the benefit of creditors, or if Tenant commences an action, or any case, proceeding or other action is commenced or an order is entered against Tenant as debtor under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or any receiver or trustee is appointed for all or substantially all of the assets of Tenant.

(e) If Tenant fails to carry insurance required to be carried by Tenant hereunder or allows a lien in violation of the terms of Section 6.3(c) hereof.

(f) Tenant’s failure to obtain and/or maintain all licenses, permits and approvals required to operate the Premises for the Permitted Use.

12.2 Remedies. In the event of any such Material Default by Tenant, Landlord shall have the right to pursue any one or more of the following remedies:

(a) Terminate this Lease upon Notice to Tenant and Tenant shall remain liable for all Rents and all other obligations accruing under this Lease through and including the date of such termination;

(b) Terminate Tenant’s right to possession of the Premises by due process of law in a court of competent jurisdiction, in which case, upon final adjudication, Tenant shall immediately surrender possession of the Premises to Landlord;

(c) Maintain Tenant’s right to possession in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event Landlord shall be entitled to enforce all of Landlord’s rights and remedies under this Lease, including the right to recover Rent as it becomes due hereunder and Tenant shall remain liable for all of its obligations under this Lease;

(d) Without terminating this Lease or possession and without being liable for any claim for damages therefor, Landlord may enter the Premises and maintain the Premises and any portion thereof or otherwise do anything for which Tenant is responsible hereunder. Tenant shall reimburse Landlord immediately upon demand for any expenses which Landlord incurs in effecting Tenant’s compliance under this Lease.

(e) Accelerate all Rent for the unused portion of the Term.

(e) Pursue any other remedy and any combination of remedies now or hereafter available to Landlord under the laws or judicial decisions of the State wherein the Premises are located.

Upon any Material Default, if Landlord terminates this Lease or terminates Tenant’s possession only, Landlord at Landlord’s option, may remove persons and property from the Premises and such property, if any, may be removed and stored in a warehouse or elsewhere or disposed of, at the cost and for the account of Tenant, all without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby.

Further, upon any Material Default, Landlord shall be entitled to recover from Tenant damages incurred by Landlord by reason of Tenant’s default consisting of the reasonable cost of recovering possession of the Premises, reasonable expenses of reletting, including reasonably necessary renovation and alteration of the Premises, reasonable attorney’s fees and costs in connection with enforcing Landlord’s remedies, and any real estate commission actually paid; and the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid Rent for the balance of the Term after the time of such award exceeds the amount of such rental loss for the same period that Tenant proves could be reasonably avoided.

Upon any reletting, all rentals received by Landlord shall be applied: first, to any amounts due to Landlord with respect to such reletting; second, to the payment of any indebtedness (other than any Rent due hereunder) due from Tenant to Landlord; third, to the payment of any reletting costs not otherwise paid by Tenant; fourth, to the payment of Rent then due and unpaid hereunder; and the residue, if any, shall be Landlord’s sole and unrestricted property. If such rentals received from such reletting shall at any time and from time to time be less than sufficient to pay to Landlord the entire sums then due hereunder and Landlord’s damages associated with such default, Tenant shall pay any such deficiency to Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for any such previous default.

12.3 Defaults by Landlord. Landlord shall not be in Material Default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after receipt of Notice from Tenant to Landlord, specifying wherein Landlord has failed to perform such obligation; provided, however, that, if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

12.4 Tenant Remedies. If Landlord fails to cure the default as specified in any Notice provided for in Section 12.3 above, Tenant, without waiving any of its rights or remedies hereunder, shall have the option to pursue any and all rights or remedies available at law or in equity with respect to the default.

13. CONDEMNATION. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat or the exercise of said power (all of which are herein called “condemnation”), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than twenty-five percent (25%) of the floor area of the Premises, or more than forty percent (40%) of the areas designated for Tenant’s parking, ingress or egress, is taken by condemnation, Tenant may, at Tenant’s option, to be exercised in writing within thirty (30) days after Landlord shall have given Tenant Notice of such taking (or in the absence of such Notice, within thirty (30) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Rent shall be reduced by the proportion that the floor area of the Premises taken bears to the total floor area of the Premises. Any award for the taking of all or any part of the Premises by condemnation or any payment made under threat of the exercise of condemnation shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or any severance damages. Provided, however, that Tenant shall be entitled to recover any such compensation as may be awarded by condemnor or recoverable from condemnor by Tenant in its own right for Tenant’s moving or relocation costs, goodwill, the loss of, damage to, or taking of Tenant’s machinery, equipment, trade fixtures or furnishings (meaning personal property, whether or not attached to the real property, which may be removed without substantial injury to the Premises) and any other amount in addition to the foregoing that does not reduce the amount of the award payable to Landlord. Tenant shall have the right to negotiate directly with condemnor for the portion of the award Tenant is entitled to hereunder. If this Lease is not terminated by reason of such condemnation, Landlord shall use commercially reasonable diligence to repair any damage to the Premises caused by such condemnation, at Landlord’s sole cost and expense.

14. ESTOPPEL CERTIFICATE. Within ten (10) days after receipt of Notice, Tenant shall execute, acknowledge and deliver to Landlord, in the form reasonably required by Landlord, a statement in writing that includes, without limitation, (i) a certification that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect); (ii) the Commencement Date and the Expiration Date, and the existence of any unexercised option(s) to extend the Term of this Lease, if any; (iii) the date to which the Rent and other charges are paid in advance, if any; (iv) the existence of any Security Deposit, if any, and (v) acknowledging that there are not, to the best of Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.

15. LANDLORD’S LIABILITY. The term “Landlord” as used herein shall mean only the owner or owners at the time in question of the fee title of the Premises, and in the event of any transfer of such title or interest, Landlord herein named (and in case of any subsequent transfers then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Landlord’s obligations thereafter to be performed, except for any obligation or liability of Landlord that accrued on or before the date of such transfer. Landlord represents and warrants that any funds in the hands of Landlord or the then grantor at the time of such transfer (including, without limitation, any advance payments of Rent, security deposits, prepayments of any kind or nature, estimated payments, or payments on account) in which Tenant has an interest shall be delivered or credited to the grantee and credited to Tenant’s account. The obligations contained in this Lease to be performed by Landlord shall, subject to the aforesaid, be binding on Landlord’s successors and assigns, only during their respective periods of ownership.

16. SEVERABILITY. The invalidity or unenforceability of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity or enforceability of any other provision hereof.

17. INTEREST ON PAST-DUE OBLIGATIONS. Any amount due from Tenant to Landlord under this Lease shall be considered past due if not received by Landlord within ten (10) business days after the receipt of Notice from Landlord to Tenant that such amount is past due and, if remaining unpaid after said ten (10) business days, shall bear interest at the rate of ten percent (10%) per annum from the due date. Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

18. TIME OF ESSENCE. Time is of the essence of this Lease and each of its provisions.

19. ADDITIONAL RENT. Any monetary obligations of Tenant to Landlord under the terms of this Lease shall be defined as “Rent”.

20. INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS. This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified or amended in writing only, signed by the parties in interest at the time of the modification.

21. NOTICES. Any Notice required or permitted to be given hereunder shall be in writing and given by any of the following means of delivery: personal delivery, USPS certified mail/return receipt requested (postage prepaid), or by overnight delivery (i.e., Federal Express, United Parcel Service, or DHL Express, with charges prepaid or charged to the sender’s account), to the corresponding address stated on the signature page hereof. If given personally, by certified mail or by overnight delivery, said Notice shall be deemed received if evidenced by a signed delivery receipt (if delivered by personal delivery) or written verification of delivery by the USPS, or confirmation of delivery (if by an overnight delivery service.) If delivery is refused, or multiple attempts at delivery are unsuccessful, delivery shall be deemed to have been effectuated as of the date first attempted by personal delivery, by postmark, or by recorded attempts at delivery, as the case may be. Either party may specify a different Notice address by providing Notice, as herein specified, to the other party no less than ten (10) business days prior to its effective date.

22. WAIVERS. No waiver of any provision of this Lease shall be implied by any failure of either party to enforce any remedy for the violation of that provision, even if that violation continues or is repeated. Any waiver by any party of any provision of this Lease must be in writing. Such written waiver shall affect only the provision specified and only for the time and in the manner stated in the writing.

23. RECORDING. Tenant shall not record this Lease or any “short form” memorandum of lease.

24. HOLDING OVER. If Tenant, with Landlord’s consent, remains in possession of the Premises or any part thereof after the expiration of the Term hereof, such occupancy shall be a tenancy from month to month upon all the provisions of this Lease pertaining to the obligations of Tenant, except that Rent shall increase to one hundred fifty percent (150%) of the rate in effect at the expiration of the Lease.

25. CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

26. COVENANTS AND CONDITIONS. Each provision of this Lease performable by Tenant and Landlord shall be deemed both a covenant and a condition.

27. BINDING EFFECT; CHOICE OF LAW, CONFLICT, ETC. This Lease shall bind the parties and their respective personal representatives, successors and assigns. This Lease shall be governed by the laws of the State wherein the Premises are located. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions. Landlord and Tenant agree that, in any controversy, dispute, or contest over the meaning, interpretation, validity, or enforceability of this Lease or any of its terms or conditions, there shall be no inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.

28. SUBORDINATION. This Lease shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security interest now or hereafter placed upon the real property of which the Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Tenant’s right to quiet enjoyment and possession of the Premises shall not be disturbed if Tenant is not in Material Default, and so long as Tenant shall observe and perform all of the provisions of this Lease. If any mortgagee, trustee or ground landlord shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give Notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease, or the date of recording thereof. Tenant agrees to execute such documents reasonably necessary to effectuate an attornment or subordination, or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be, provided such documents do not otherwise attempt to amend, modify or alter any provision of this Lease. Tenant shall respond to such document request within ten (10) days after receipt of Notice therefor.

29. ATTORNEYS’ FEES. If either party named herein brings an action in a court of competent jurisdiction to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, on trial or appeal, shall be entitled to its reasonable attorneys’ fees and court costs to be paid by the losing party as fixed by the court.

30. LANDLORD’S ACCESS. Landlord and Landlord’s agents, if accompanied by Tenant or Tenant’s agent, with reasonable prior notice, shall have the right to enter the Premises, at reasonable times during normal business hours, for the purpose of inspecting or repairing same, except in the event of an emergency whereby a phone call to Tenant’s representative prior to entry shall suffice as notice.

31. SIGNS. Tenant shall place no banners or signs upon the windows, outside walls, outside of the Premises or roof of the Premises without the prior written consent of Landlord, in Landlord’s sole and absolute discretion; provided however, all existing Tenant signage is hereby approved by Landlord. Upon the expiration or earlier termination of this Lease, Tenant agrees to promptly remove all signage on the Premises. Tenant shall be responsible to Landlord for any damage caused by installation, use, maintenance and removal of its signs. After five (5) business days’ notice to Tenant to remove any sign or rectify any condition in violation of Landlord’s sign criteria, or in violation of this Section, Landlord may remove such sign or rectify such condition and charge any expenses incurred in so doing to Tenant as additional Rent.

32. MERGER. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, or a termination by Landlord, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

33. QUIET POSSESSION. Upon Tenant paying Rent for the Premises and observing and performing all of the covenants, conditions and provisions on Tenant’s part to be observed and performed hereunder, Tenant shall have quiet enjoyment, possession and use of the Premises, if any, for the entire Term hereof, including any extensions thereof, subject to all of the provisions of this Lease. Nothing contained herein shall be construed to otherwise limit any implied covenant of quiet enjoying to Tenant in law or in equity.

34. EASEMENTS. Landlord reserves to itself the right, from time to time, to grant such easements, rights and dedications that Landlord deems necessary or desirable, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with, limit or restrict the intended use and enjoyment of the Premises by Tenant, including ingress and egress thereto, and Tenant agrees to execute such documents as may be reasonably necessary to effectuate same upon request of Landlord.

35. CONFIDENTIALITY. Tenant agrees that Tenant shall keep confidential and shall not disclose the terms of this Lease to any party without Landlord’s written consent (excluding Tenant’s financing parties, attorneys, accountants, other advisors, and potential purchasers, or as otherwise required by law).

36. AUTHORITY. The individuals executing this Lease on behalf of Landlord and Tenant represent and warrant to each other that they are fully authorized and legally capable of entering into and executing this Lease and that Landlord’s execution is binding upon all parties holding an ownership interest in the Premises. If Tenant or Landlord is a corporation, trust, limited liability company, general or limited partnership, or other entity whose legal status is recognized in its domiciling jurisdiction, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said entity.

37. WAIVER OF TRIAL BY JURY. Each of the parties hereto irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Lease or the transactions contemplated hereby.

38. VENUE. The parties agree that any litigation concerning this Lease may be brought before the courts of Florida and that Brevard County, Florida shall be the proper venue for any such action.

39. RELATIONSHIP OF THE PARTIES. Nothing contained herein shall be deemed or construed by the Parties, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the Parties.

40. INTENTIONALLY DELETED

41. PARTIAL PAYMENTS; PAYMENTS UNDER PROTEST. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Rent herein stipulated shall be deemed to be other than on account of such stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of Rent be deemed an accord and satisfaction or a payment under protest, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease.

42. BROKER COMMISSION. The Parties represent and warrant to each other that no broker is owed a commission or finder’s fee in connection with this Lease. Each Party agrees to indemnify and hold the other hereunder harmless from and against any claim for any such commissions, fees or other form of compensation by any such third party claiming through the indemnifying party, including, without limitation, any and all claims, causes of action, damages, costs and expenses (including attorneys’ fees), associated therewith.

43. INTENTIONALLY DELETED

44. LANDLORD’S LIEN AND SECURITY INTEREST. Tenant hereby grants to Landlord a lien and security interest on all property of Tenant now or hereafter placed in or upon the Premises, and such property shall be and remain subject to such Landlord’s lien and security interest of Landlord for payment of all Rent and other sums agreed to be paid by Tenant herein. The provisions of this Section 44 relating to such lien and security interest shall constitute a security agreement under and subject to the Uniform Commercial Code of the State of Florida so that Landlord shall have and may enforce a security interest on all property of Tenant now or hereafter placed in or on the Premises, in addition to and cumulative of the other Landlord’s liens and rights provided by Applicable Law or by the other terms and provisions of this Lease. Tenant agrees to execute as debtor such financing statement or statements and such other documents as Landlord may now or hereafter request in order to protect or further perfect Landlord’s security interest.

45. FORCE MAJEURE. A “Force Majeure Event” is defined as a delay caused by an act of God, a labor strike by a recognized labor union, an inability to obtain building materials due to industry- wide shortages, or a nationally declared emergency, but shall not include a delay that could have been prevented or anticipated, in all likelihood, by the prudent actions of Landlord or Tenant. In the case of Force Majeure, the time for performance by such Party shall be extended by the period of delay resulting from or due to Force Majeure. As a precondition to claiming Force Majeure, the claiming Party must notify the other Party within ten (10) business days after the Force Majeure matter arises or occurs and use commercially reasonable efforts to mitigate the delay. For the avoidance of doubt, a Force Majeure Event shall not apply to or excuse the timely performance of any monetary obligation of Tenant under this Lease. Other than as provided in this Section, time is of the essence with respect to each obligation under this Lease.

46. COUNTERPARTS; ELECTRONIC SIGNATURES. This Lease may be executed in multiple counterparts, each of which shall be considered an original, but all of which shall constitute one and the same agreement. The signature of a party transmitted electronically (e.g., e-signature), by facsimile, or PDF shall constitute and have the same force and effect as the original signature of the party. Following execution, either party may request an ink copy of the other party’s signature. A PDF (or similar image file format) of this Lease (whether signed electronically or in ink) shall be considered to be the original agreement for all purposes.

47. LIMITATION ON LIABILITY. If Landlord is found to have failed to perform any covenant, term or condition of this Lease, and if Tenant shall recover a money judgment against Landlord for such failure, the judgment shall be satisfied only out of the proceeds of sale received upon execution of the judgment and levy against the right, title and interest of Landlord in the Office Center as the same may then be encumbered, and neither Landlord nor any of its partners shall be liable for any deficiency. It is understood that in no event shall Tenant have the right to levy execution against any property of Landlord other than its interest in the Office Center. The right of execution shall be subordinate and subject to any mortgage or other encumbrance upon the Office Center or any portion thereof. No trustee, shareholder, officer, member, director, employee, parent or subsidiary company, Landlord affiliate or partner of Landlord shall in any event or at any time be personally liable for the payment or performance of any obligation required or permitted of Landlord under this Lease or under any document executed in connection herewith. No attachment, execution, writ or other process shall be sought or obtained, and no judicial proceeding shall be initiated by or on behalf of Tenant, against any trustee, shareholder, officer, member, director, employee, parent or subsidiary company, affiliate, or partner of Landlord or Landlord personally or Landlord’s assets (other than Landlord’s interest in the Office Center) as a result of any such failure, breach or default under this Lease, and neither they, nor Landlord nor any Landlord affiliate, shall be liable for any deficiency.

48. RECAPTURE. If Tenant ceases operations in the Premises for a period of sixty (60) days or more and fails to pay the required Rent, excluding as a result of a casualty or as otherwise permitted by Landlord in writing, Landlord shall have the right to terminate this Lease by written notice to Tenant. If Landlord exercises its rights under this Section 48, within thirty (30) days after its receipt of such notice, Tenant shall remove its personal property and surrender the Premises in accordance with the terms hereof.

49. PATRIOT ACT. Each of Landlord and Tenant hereby covenants, represents and warrants to the other that neither it nor its constituents or affiliates are in violation of any laws relating to terrorism or money laundering, including the Executive Order and/or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107- 56, the “Patriot Act”). Further, neither it nor any of its constituents or affiliates is a “Prohibited Person” which is defined as follows:

(a) a person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”);

(b) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order;

(c) a person or entity with whom the other party is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering Law, including the Executive Order and the Patriot Act;

(d) a person or entity who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order;

(e) a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, https://www.treasury.gov/ofac/downloads/sdnlist.pdf or at any replacement website or other replacement official publication of such list; and

(f) a person or entity who is affiliated with a person or entity listed above.

Each of Landlord and Tenant hereby covenants, represents and warrants to the other that neither it nor any of its affiliates or constituents is or will knowingly: (i) conduct any business or engage in any transaction or dealing with any Prohibited Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (ii) deal in or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order or the Patriot Act.

50. RADON. RADON IS A NATURALLY OCCURRING RADIOACTIVE GAS THAT, WHEN IT HAS ACCUMULATED IN A BUILDING IN SUFFICIENT QUANTITIES, MAY PRESENT HEALTH RISKS TO PERSONS WHO ARE EXPOSED TO IT OVER TIME. LEVELS OF RADON WHICH EXCEED FEDERAL AND STATE GUIDELINES HAVE BEEN FOUND IN BUILDINGS IN FLORIDA. ADDITIONAL INFORMATION REGARDING RADON AND RADON TESTING MAY BE OBTAINED FROM YOUR COUNTY OR PUBLIC HEALTH UNIT.

51. SECURITY DEPOSIT. Tenant shall deposit with Landlord on the Effective Date, the amount of $308,000.00 (the “Security Deposit”), to be held as collateral security for the payment of Rent and for the faithful performance by Tenant of all covenants and conditions contained in this Lease. If, at any time during the Lease Term, any of the Rent shall be overdue and unpaid, then Landlord may, at its option, appropriate and apply all or any portion of the Security Deposit to the payment of any such overdue Rent. In the event of the failure of Tenant to keep and perform any of the terms, covenants and conditions of this Lease to be kept and performed by Tenant, then Landlord, at its option, may appropriate and apply all or any portion of the Security Deposit to compensate the Landlord for loss or damage sustained or suffered by Landlord due to such breach on the part of Tenant. Should the entire Security Deposit, or any portion thereof, be appropriated and applied by Landlord, then Tenant shall, upon written demand of Landlord, forthwith remit to Landlord a sufficient amount to restore said Security Deposit to the original sum deposited, and Tenant’s failure to do so within five (5) days after receipt of such demand shall constitute an Event of Default. The holder of any first mortgage or deed of trust secured by the Premises shall not be responsible for the return of the Security Deposit unless actually received by such holder.

52. GUARANTY. As a condition precedent to the effectiveness of this Lease, Tenant shall deliver to Landlord a Guaranty of Lease in the form attached hereto as Exhibit A, which is incorporated into this Lease by reference, which has been duly executed by Donald Beavers, as Guarantor.

[Signature Page Follows]

Landlord and Tenant have carefully read and reviewed this Lease and each term and provision contained herein, have had the opportunity to consult with independent counsel as to their respective rights and obligations under this Lease, and, by execution of this Lease, show their informed and voluntary consent thereto. The Parties hereby agree that, at the time this Lease is executed, the terms of this Lease are commercially reasonable and effectuate the intent and purpose of Landlord and Tenant with respect to the Premises.

The parties hereto have executed this Lease on the dates specified below their respective signatures.

LANDLORD:

EML REALTY PARTNERS, LLC

a Florida limited liability company

By:	/s/ Eric M. Levitt
Name:	Eric M. Levitt
Title:	Manager

Landlord Notice Address:

c/o EML Realty Partners, LLC

105 Siesta Way

Palm Beach Gardens, Florida 33418

With copy to:

Kapp Morrison LLP

7900 Glades Road, Suite 550

Boca Raton, Florida 33434

Attn: Lance M. Aker, Esq.

Telephone Number: 561.766.0007

Email: laker@kappmorrison.com

TENANT:

SOLLENSYS CORP.,

a Nevada corporation

By:	/s/ Donald Beavers
Name:	Donald Beavers
Title:	CEO

Tenant Notice Address:

Attn:
Telephone Number:
Email: